Exhibit 23(a).





                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
The Travelers Insurance Company

We consent to the use of our reports with respect to The Travelers Insurance Company, incorporated herein by reference, and to the reference to our firm, also with respect to The Travelers Insurance Company, under the heading "Experts" in the prospectus. Our reports refer to changes in the Company's methods of accounting and reporting for certain nontraditional long-duration contracts and for separate accounts in 2004 and for variable interests entities in 2003.

We also consent to the use of our reports with respect to The Travelers Life and Annuity Company, incorporated herein by reference, and to the reference to our firm, also with respect to The Travelers Life and Annuity Company, under the heading "Experts" in the prospectus. Our reports refer to changes in the Company's methods of accounting and reporting for certain nontraditional long-duration contracts and for separate accounts in 2004.

/s/ KPMG LLP
Hartford, Connecticut
April 24, 2006